BlackBerry Limited

CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2018

INTRODUCTION
This Conflict Minerals Report for BlackBerry Limited (“BlackBerry”, “Company,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, (the “Rule”) for the reporting period from January 1 to December 31, 2018.
The Rule imposes certain reporting obligations on U.S Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain tantalum, tin, tungsten, or gold (defined by Item 1.01(d)(3) of Form SD as “Conflict Minerals”), that are necessary to the functionality or production of those products. If the SEC registrant has reason to believe that any of those Conflict Minerals may have originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”), or is unable to determine the country of origin of those Conflict Minerals, the SEC registrant is required to submit a Conflict Minerals Report to the SEC that includes a description of the measures it took to exercise due diligence on the Conflict Minerals’ source and chain of custody.
Transportation and Asset Tracking hardware products manufactured on behalf of BlackBerry in 2018 contain Conflict Minerals including tantalum, tin, tungsten, and gold that are necessary to their functionality or production (“Necessary Conflict Minerals”). BlackBerry did not source these Conflict Minerals directly. These Conflict Minerals were typically commingled with minerals of varied provenance and then processed using chemical and/or thermal methods into purified metals and compounds. They are then either further processed and/or subsequently manufactured into components and materials by sub-tier suppliers of BlackBerry, and finally assembled into end products via an electronics manufacturing services provider.
For the reporting period from January 1 to December 31, 2018, BlackBerry conducted a Reasonable Country of Origin Inquiry (“RCOI”). A description of BlackBerry’s RCOI is included in Form SD. The results of our RCOI were as follows:
a)    a portion of our Necessary Conflict Minerals may have originated in a Covered Country and we have reason to believe that those Necessary Conflict Minerals are not from recycle or scrap sources; and
b)    a portion of our Necessary Conflict Minerals has an unknown origin.
The statements below are based on the due diligence activities performed to date and in good faith by BlackBerry and are based on the information available through the 29th of March 2019. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to: incomplete supplier, smelter, or refiner data; errors or omissions by suppliers, smelters or refiners; evolving definition and confirmation of smelters and refiners; incomplete information from industry or other third-party sources, or aggregated data which is not wholly attributable to the parts, suppliers, smelters or refiners existing in BlackBerry’s supply chain.

DUE DILIGENCE MEASURES
We conducted due diligence on the source and chain of custody of the Necessary Conflict Minerals contained in products that we contracted to manufacture as described above to ascertain whether these minerals originated in a Covered Country and directly or indirectly financed or benefited non-state armed groups in any of these countries.

Design of Our Due Diligence Measures
With consideration of our scale and position in the supply chain, we have designed our Conflict Minerals due diligence measures to conform with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016) (the “OECD Guidance”), as applicable for tantalum, tin, tungsten and gold and for downstream companies (as the term is defined in the OECD Guidance), in all relevant material respects:

1.    establish strong company management systems for Conflict Minerals supply chain due diligence;
2.    identify and assess Conflict Minerals risks in our supply chain;
3.    design and implement strategies to respond to Conflict Minerals risks identified;
4.    contribute to independent third-party audits of the due diligence practices of Conflict Minerals smelters and refiners by participating in industry organizations; and
5.    report on our Conflict Minerals supply chain due diligence activities.

Due Diligence Measures Performed
BlackBerry’s due diligence measures during, and in support of, the reporting year included the following activities:

Step 1: Establish strong company management systems for Conflict Minerals supply chain due diligence
1)    Implemented our Responsible Minerals Policy by conducting due diligence on the source of Conflict Minerals contained in BlackBerry’s Transportation and Asset Tracking hardware products;
2)    Maintained an internal team to advance BlackBerry’s Conflict Minerals Program and implement our Responsible Minerals Policy;
3)    Maintained BlackBerry EthicsLink as a grievance mechanism support tool for use by employees and third parties as a confidential means of reporting violations of our policies and monitored the Responsible Minerals Initiative (the “RMI”) Grievance Report and discussions for any applicable issues; and
4)    Maintained records associated with the implementation of BlackBerry’s due diligence process in accordance with specified requirements (minimum 5-year retention).

Step 2: Identify and assess risk in the supply chain
5)    Identified relevant sub-tier suppliers with the potential for providing materials, components, subassemblies, or finished goods containing at least one of the Necessary Conflict Minerals;
6)    Requested relevant sub-tier suppliers to complete the RMI Conflict Minerals Reporting Template (“CMRT”), version 5.10 or later, to obtain updated sourcing and Conflict Minerals due diligence information about BlackBerry’s supply chain, including the identification of smelters and refiners in the supply chains of BlackBerry’s sub-tier suppliers;
7)    Reviewed CMRT submissions for completeness and data credibility against BlackBerry criteria and third-party data sources; and
8)    Used information: as submitted by suppliers in the CMRT; as provided by the RMI as a benefit of our membership; and as collected from other third-party sources to conduct an RCOI as described in BlackBerry’s Form SD report.

Step 3: Design and implement a strategy to respond to identified risks
9)    Escalated the identities of sub-tier suppliers who failed to provide credible sourcing data to BlackBerry commodity management; and
10)    Provided due diligence guidance and communicated issues requiring corrective action based on assessments in Step 2 to relevant sub-tier suppliers.

Step 4: Carry out independent third-party audit of due diligence practices
11)    Relied upon the due diligence conducted on smelters and refiners by the RMI’s Responsible Minerals Assurance Process (the “RMAP”). The RMAP relies on independent private sector auditors to audit the source, including mines of origin and chain of custody of the Conflict Minerals used by smelters and refiners that agree to participate in the RMAP. The smelters and refiners that are found to be RMAP conformant are those for which the independent auditor has verified that the smelters and refiners have demonstrated responsible minerals sourcing and implemented systems in conformance with RMAP requirements; and
12)    Maintained an active membership in the RMI and supported expansion of the RMAP to additional smelters and refiners by conducting the following actions:
a.    Contributed to the RMI workgroup to maintain and enhance the CMRT;
b.    Contributed to RMI activities to identify and engage new smelters and refiners and encourage their participation in the RMAP; and
c.    Participated in efforts to revise the RMI audit standards

Step 5: Report on supply chain due diligence
13)    As required under Section 13(p) of the Securities and Exchange Act of 1934, BlackBerry has filed a Form SD which includes this Conflict Minerals Report and made such information available on our website, demonstrating our progress in implementing our Responsible Minerals Policy.

Independent Private Sector Audit
This Conflict Minerals Report has not been subject to an independent private sector audit (“IPSA”). Per guidance issued by the SEC on April 29, 2014 and the related order subsequently issued on May 2, 2014, only issuers who describe their products as “DRC conflict free” are subject to an IPSA.
DUE DILIGENCE DETERMINATION

On the basis of the due diligence measures detailed above, which are on the source and chain of custody of the Conflict Minerals in BlackBerry’s products, BlackBerry describes the following products as “DRC Conflict Undeterminable” *:

Product Category
BlackBerry’s Transportation and Asset Tracking hardware products

*DRC conflict undeterminable products are those for which we were unable to determine that such products do not directly or indirectly finance or benefit armed groups in Covered Countries.

Facilities Processing Conflict Minerals
As described in Form SD, BlackBerry compiled the list of facilities processing Conflict Minerals (smelters and refiners) by surveying the manufacturers of the components and materials used in BlackBerry products. The survey responses were either specific to the components used in BlackBerry products or represented a broader segment of the manufacturer’s portfolio. The latter could result in the over-reporting of smelters and refiners (i.e., the inclusion of smelters and refiners who supply conflict minerals to the manufacturer for use in components and materials not actually used in BlackBerry products).
A summary of the status of the smelters and refiners which have been reported by these manufacturers, is provided in Table 1. The smelters and refiners are listed in Table 2. Facilities reported by manufacturers who do not meet the RMI’s definition of a refiner or smelter are not included in these tables.

Table 1: Status Summary of Facilities Processing Conflict Minerals
Conflict Mineral	Total	Conflict-Free Status**
		DRC Conflict-Free	Unknown
Gold	139	101 (73%)	38 (27%)
Tantalum	39	39 (100%)	0 (0%)
Tin	79	70 (89%)	9 (11%)
Tungsten	42	39 (93%)	3 (7%)
All	299	249 (83%)	50 (17%)

Table 2: List of Facilities Processing Conflict Minerals
Conflict Mineral	Name of Smelter or Refiner Processing Conflict Mineral	Location of Smelter or Refiner	Conflict-Free Status**
Gold	Abington Reldan Metals, LLC	United States	Unknown
Gold	Advanced Chemical Company	United States	DRC Conflict-Free
Gold	African Gold Refiner	Uganda	Unknown
Gold	Aida Chemical Industries Co., Ltd.	Japan	DRC Conflict-Free
Gold	Al Etihad Gold LLC	United Arab Emirates	DRC Conflict-Free
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	DRC Conflict-Free
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	DRC Conflict-Free
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	DRC Conflict-Free
Gold	Argor-Heraeus S.A.	Switzerland	DRC Conflict-Free

Gold	Asahi Pretec Corp.	Japan	DRC Conflict-Free
Gold	Asahi Refining Canada Ltd.	Canada	DRC Conflict-Free
Gold	Asahi Refining USA Inc.	United States	DRC Conflict-Free
Gold	Asaka Riken Co., Ltd.	Japan	DRC Conflict-Free
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Unknown
Gold	AU Traders and Refiners	South Africa	DRC Conflict-Free
Gold	Aurubis AG	Germany	DRC Conflict-Free
Gold	Bangalore Refinery	India	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	DRC Conflict-Free
Gold	Boliden AB	Sweden	DRC Conflict-Free
Gold	C. Hafner GmbH + Co. KG	Germany	DRC Conflict-Free
Gold	Caridad	Mexico	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	Canada	DRC Conflict-Free
Gold	Cendres + Metaux S.A.	Switzerland	DRC Conflict-Free
Gold	Chimet S.p.A.	Italy	DRC Conflict-Free
Gold	Chugai Mining	Japan	Unknown
Gold	Daejin Indus Co., Ltd.	Korea (Republic Of)	DRC Conflict-Free
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Unknown
Gold	DODUCO Contacts and Refining GmbH	Germany	DRC Conflict-Free
Gold	Dowa	Japan	DRC Conflict-Free
Gold	DS PRETECH Co., Ltd.	Korea (Republic Of)	DRC Conflict-Free
Gold	DSC (Do Sung Corporation)	Korea (Republic Of)	DRC Conflict-Free
Gold	Eco-System Recycling Co., Ltd.	Japan	DRC Conflict-Free
Gold	Emirates Gold DMCC	United Arab Emirates	DRC Conflict-Free
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	Unknown
Gold	Geib Refining Corporation	United States	DRC Conflict-Free
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	DRC Conflict-Free
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Unknown

Gold	Guangdong Jinding Gold Limited	China	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Unknown
Gold	HeeSung Metal Ltd.	Korea, Republic Of	DRC Conflict-Free
Gold	Heimerle + Meule GmbH	Germany	DRC Conflict-Free
Gold	Heraeus Metals Hong Kong Ltd.	China	DRC Conflict-Free
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	DRC Conflict-Free
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Unknown
Gold	HwaSeong CJ CO., LTD.	Korea (Republic Of)	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	DRC Conflict-Free
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	DRC Conflict-Free
Gold	Istanbul Gold Refinery	Turkey	DRC Conflict-Free
Gold	Italpreziosi	Italy	DRC Conflict-Free
Gold	Japan Mint	Japan	DRC Conflict-Free
Gold	Jiangxi Copper Co., Ltd.	China	DRC Conflict-Free
Gold	JSC Uralelectromed	Russian Federation	DRC Conflict-Free
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	DRC Conflict-Free
Gold	Kazakhmys Smelting LLC	Kazakhstan	Unknown
Gold	Kazzinc	Kazakhstan	DRC Conflict-Free
Gold	Kennecott Utah Copper LLC	United States	DRC Conflict-Free
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Unknown
Gold	Kojima Chemicals Co., Ltd.	Japan	DRC Conflict-Free
Gold	Korea Zinc Co., Ltd.	Korea (Republic Of)	DRC Conflict-Free
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	DRC Conflict-Free
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Unknown
Gold	L'azurde Company For Jewelry	Saudi Arabia	Unknown
Gold	Lingbao Gold Co., Ltd.	China	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Unknown
Gold	L'Orfebre S.A.	Andorra	DRC Conflict-Free

Gold	LS-NIKKO Copper Inc.	Korea (Republic Of)	DRC Conflict-Free
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Unknown
Gold	Marsam Metals	Brazil	DRC Conflict-Free
Gold	Materion	United States	DRC Conflict-Free
Gold	Matsuda Sangyo Co., Ltd.	Japan	DRC Conflict-Free
Gold	Metalor Technologies (Hong Kong) Ltd.	China	DRC Conflict-Free
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	DRC Conflict-Free
Gold	Metalor Technologies (Suzhou) Ltd.	China	DRC Conflict-Free
Gold	Metalor Technologies S.A.	Switzerland	DRC Conflict-Free
Gold	Metalor USA Refining Corporation	United States	DRC Conflict-Free
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	DRC Conflict-Free
Gold	Mitsubishi Materials Corporation	Japan	DRC Conflict-Free
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	DRC Conflict-Free
Gold	MMTC-PAMP India Pvt., Ltd.	India	DRC Conflict-Free
Gold	Modeltech Sdn Bhd	Malaysia	Unknown
Gold	Morris and Watson	New Zealand	Unknown
Gold	Morris and Watson Gold Coast	Australia	Unknown
Gold	Moscow Special Alloys Processing Plant	Russian Federation	DRC Conflict-Free
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	DRC Conflict-Free
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Unknown
Gold	NH Recytech Company	Korea (Republic Of)	Unknown
Gold	Nihon Material Co., Ltd.	Japan	DRC Conflict-Free
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	DRC Conflict-Free
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	DRC Conflict-Free
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	DRC Conflict-Free
Gold	OJSC Novosibirsk Refinery	Russian Federation	DRC Conflict-Free
Gold	PAMP S.A.	Switzerland	DRC Conflict-Free
Gold	Pease & Curren	United States	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Unknown

Gold	Planta Recuperadora de Metales SpA	Chile	DRC Conflict-Free
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	DRC Conflict-Free
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	DRC Conflict-Free
Gold	PX Precinox S.A.	Switzerland	DRC Conflict-Free
Gold	Rand Refinery (Pty) Ltd.	South Africa	DRC Conflict-Free
Gold	Refinery of Seemine Gold Co., Ltd.	China	Unknown
Gold	REMONDIS PMR B.V.	Netherlands	DRC Conflict-Free
Gold	Royal Canadian Mint	Canada	DRC Conflict-Free
Gold	SAAMP	France	DRC Conflict-Free
Gold	Sabin Metal Corp.	United States	Unknown
Gold	Safimet S.p.A	Italy	DRC Conflict-Free
Gold	Sai Refinery	India	Unknown
Gold	Samduck Precious Metals	Korea (Republic Of)	DRC Conflict-Free
Gold	Samwon Metals Corp.	Korea (Republic Of)	Unknown
Gold	SAXONIA Edelmetalle GmbH	Germany	DRC Conflict-Free
Gold	SEMPSA Joyeria Plateria S.A.	Spain	DRC Conflict-Free
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	DRC Conflict-Free
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	DRC Conflict-Free
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	DRC Conflict-Free
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	DRC Conflict-Free
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	DRC Conflict-Free
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	DRC Conflict-Free
Gold	SungEel HiMetal Co., Ltd.	Korea (Republic Of)	DRC Conflict-Free
Gold	T.C.A S.p.A	Italy	DRC Conflict-Free
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	DRC Conflict-Free

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	DRC Conflict-Free
Gold	Tokuriki Honten Co., Ltd.	Japan	DRC Conflict-Free
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Unknown
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Unknown
Gold	Torecom	Korea (Republic Of)	DRC Conflict-Free
Gold	Umicore Brasil Ltda.	Brazil	DRC Conflict-Free
Gold	Umicore Precious Metals Thailand	Thailand	DRC Conflict-Free
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	DRC Conflict-Free
Gold	United Precious Metal Refining, Inc.	United States	DRC Conflict-Free
Gold	Valcambi S.A.	Switzerland	DRC Conflict-Free
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	DRC Conflict-Free
Gold	WIELAND Edelmetalle GmbH	Germany	DRC Conflict-Free
Gold	Yamakin Co., Ltd.	Japan	DRC Conflict-Free
Gold	Yokohama Metal Co., Ltd.	Japan	DRC Conflict-Free
Gold	Yunnan Copper Industry Co., Ltd.	China	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	DRC Conflict-Free
Tantalum	Asaka Riken Co., Ltd.	Japan	DRC Conflict-Free
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	DRC Conflict-Free
Tantalum	D Block Metals, LLC	United States	DRC Conflict-Free
Tantalum	Exotech Inc.	United States	DRC Conflict-Free
Tantalum	F&X Electro-Materials Ltd.	China	DRC Conflict-Free
Tantalum	FIR Metals & Resource Ltd.	China	DRC Conflict-Free
Tantalum	Global Advanced Metals Aizu	Japan	DRC Conflict-Free
Tantalum	Global Advanced Metals Boyertown	United States	DRC Conflict-Free
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	DRC Conflict-Free
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	DRC Conflict-Free
Tantalum	H.C. Starck Co., Ltd.	Thailand	DRC Conflict-Free
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	DRC Conflict-Free
Tantalum	H.C. Starck Inc.	United States	DRC Conflict-Free

Tantalum	H.C. Starck Ltd.	Japan	DRC Conflict-Free
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	DRC Conflict-Free
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	DRC Conflict-Free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	DRC Conflict-Free
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	DRC Conflict-Free
Tantalum	Jiangxi Tuohong New Raw Material	China	DRC Conflict-Free
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	DRC Conflict-Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	DRC Conflict-Free
Tantalum	Jiujiang Tanbre Co., Ltd.	China	DRC Conflict-Free
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	DRC Conflict-Free
Tantalum	KEMET Blue Metals	Mexico	DRC Conflict-Free
Tantalum	KEMET Blue Powder	United States	DRC Conflict-Free
Tantalum	LSM Brasil S.A.	Brazil	DRC Conflict-Free
Tantalum	Metallurgical Products India Pvt., Ltd.	India	DRC Conflict-Free
Tantalum	Mineracao Taboca S.A.	Brazil	DRC Conflict-Free
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	DRC Conflict-Free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	DRC Conflict-Free
Tantalum	NPM Silmet AS	Estonia	DRC Conflict-Free
Tantalum	QuantumClean	United States	DRC Conflict-Free
Tantalum	Resind Industria e Comercio Ltda.	Brazil	DRC Conflict-Free
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	DRC Conflict-Free
Tantalum	Taki Chemical Co., Ltd.	Japan	DRC Conflict-Free
Tantalum	Telex Metals	United States	DRC Conflict-Free
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	DRC Conflict-Free
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	DRC Conflict-Free
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	DRC Conflict-Free
Tin	Alpha	United States	DRC Conflict-Free
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	DRC Conflict-Free

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	DRC Conflict-Free
Tin	China Tin Group Co., Ltd.	China	DRC Conflict-Free
Tin	CV Ayi Jaya	Indonesia	DRC Conflict-Free
Tin	CV Dua Sekawan	Indonesia	DRC Conflict-Free
Tin	CV Gita Pesona	Indonesia	DRC Conflict-Free
Tin	CV United Smelting	Indonesia	DRC Conflict-Free
Tin	CV Venus Inti Perkasa	Indonesia	DRC Conflict-Free
Tin	Dowa	Japan	DRC Conflict-Free
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Unknown
Tin	EM Vinto	Bolivia (Plurinational State Of)	DRC Conflict-Free
Tin	Estanho de Rondonia S.A.	Brazil	Unknown
Tin	Fenix Metals	Poland	DRC Conflict-Free
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	DRC Conflict-Free
Tin	Gejiu Jinye Mineral Company	China	DRC Conflict-Free
Tin	Gejiu Kai Meng Industry and Trade LLC	China	DRC Conflict-Free
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	DRC Conflict-Free
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	DRC Conflict-Free
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Unknown
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	DRC Conflict-Free
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	DRC Conflict-Free
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	China	DRC Conflict-Free
Tin	Jiangxi New Nanshan Technology Ltd.	China	DRC Conflict-Free
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	DRC Conflict-Free
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	DRC Conflict-Free
Tin	Melt Metais e Ligas S.A.	Brazil	DRC Conflict-Free
Tin	Metallic Resources, Inc.	United States	DRC Conflict-Free
Tin	Metallo Belgium N.V.	Belgium	DRC Conflict-Free
Tin	Metallo Spain S.L.U.	Spain	DRC Conflict-Free

Tin	Mineracao Taboca S.A.	Brazil	DRC Conflict-Free
Tin	Minsur	Peru	DRC Conflict-Free
Tin	Mitsubishi Materials Corporation	Japan	DRC Conflict-Free
Tin	Modeltech Sdn Bhd	Malaysia	DRC Conflict-Free
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	DRC Conflict-Free
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	DRC Conflict-Free
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State Of)	DRC Conflict-Free
Tin	Pongpipat Company Limited	Myanmar	Unknown
Tin	PT Aries Kencana Sejahtera	Indonesia	DRC Conflict-Free
Tin	PT Artha Cipta Langgeng	Indonesia	DRC Conflict-Free
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	DRC Conflict-Free
Tin	PT Babel Inti Perkasa	Indonesia	DRC Conflict-Free
Tin	PT Bangka Prima Tin	Indonesia	DRC Conflict-Free
Tin	PT Bangka Serumpun	Indonesia	DRC Conflict-Free
Tin	PT Bangka Tin Industry	Indonesia	DRC Conflict-Free
Tin	PT Belitung Industri Sejahtera	Indonesia	DRC Conflict-Free
Tin	PT Bukit Timah	Indonesia	DRC Conflict-Free
Tin	PT DS Jaya Abadi	Indonesia	DRC Conflict-Free
Tin	PT Inti Stania Prima	Indonesia	DRC Conflict-Free
Tin	PT Karimun Mining	Indonesia	DRC Conflict-Free
Tin	PT Kijang Jaya Mandiri	Indonesia	DRC Conflict-Free
Tin	PT Lautan Harmonis Sejahtera	Indonesia	DRC Conflict-Free
Tin	PT Menara Cipta Mulia	Indonesia	DRC Conflict-Free
Tin	PT Mitra Stania Prima	Indonesia	DRC Conflict-Free
Tin	PT Panca Mega Persada	Indonesia	DRC Conflict-Free
Tin	PT Premium Tin Indonesia	Indonesia	DRC Conflict-Free
Tin	PT Prima Timah Utama	Indonesia	DRC Conflict-Free
Tin	PT Rajehan Ariq	Indonesia	DRC Conflict-Free
Tin	PT Refined Bangka Tin	Indonesia	DRC Conflict-Free
Tin	PT Sariwiguna Binasentosa	Indonesia	DRC Conflict-Free
Tin	PT Stanindo Inti Perkasa	Indonesia	DRC Conflict-Free

Tin	PT Sukses Inti Makmur	Indonesia	DRC Conflict-Free
Tin	PT Sumber Jaya Indah	Indonesia	DRC Conflict-Free
Tin	PT Timah Tbk Kundur	Indonesia	DRC Conflict-Free
Tin	PT Timah Tbk Mentok	Indonesia	DRC Conflict-Free
Tin	PT Tinindo Inter Nusa	Indonesia	DRC Conflict-Free
Tin	PT Tommy Utama	Indonesia	DRC Conflict-Free
Tin	Resind Industria e Comercio Ltda.	Brazil	DRC Conflict-Free
Tin	Rui Da Hung	Taiwan, Province Of China	DRC Conflict-Free
Tin	Soft Metais Ltda.	Brazil	DRC Conflict-Free
Tin	Super Ligas	Brazil	Unknown
Tin	Thaisarco	Thailand	DRC Conflict-Free
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Unknown
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	DRC Conflict-Free
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	DRC Conflict-Free
Tin	Yunnan Tin Company Limited	China	DRC Conflict-Free
Tungsten	A.L.M.T. Corp.	Japan	DRC Conflict-Free
Tungsten	ACL Metais Eireli	Brazil	DRC Conflict-Free
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	DRC Conflict-Free
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	DRC Conflict-Free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	DRC Conflict-Free
Tungsten	Global Tungsten & Powders Corp.	United States	DRC Conflict-Free
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	DRC Conflict-Free
Tungsten	H.C. Starck Tungsten GmbH	Germany	DRC Conflict-Free
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	DRC Conflict-Free
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	DRC Conflict-Free

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	DRC Conflict-Free
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	Unknown
Tungsten	Hydrometallurg, JSC	Russian Federation	DRC Conflict-Free
Tungsten	Japan New Metals Co., Ltd.	Japan	DRC Conflict-Free
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	DRC Conflict-Free
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	DRC Conflict-Free
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	DRC Conflict-Free
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Kennametal Fallon	United States	DRC Conflict-Free
Tungsten	Kennametal Huntsville	United States	DRC Conflict-Free
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	DRC Conflict-Free
Tungsten	Moliren Ltd.	Russian Federation	DRC Conflict-Free
Tungsten	Niagara Refining LLC	United States	DRC Conflict-Free
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	DRC Conflict-Free
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	DRC Conflict-Free
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	DRC Conflict-Free
Tungsten	Unecha Refractory metals plant	Russian Federation	DRC Conflict-Free
Tungsten	Wolfram Bergbau und Hutten AG	Austria	DRC Conflict-Free
Tungsten	Woltech Korea Co., Ltd.	Korea (Republic Of)	DRC Conflict-Free
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	DRC Conflict-Free
Tungsten	Xiamen Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	DRC Conflict-Free
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	DRC Conflict-Free

**Based on RMI’s Responsible Minerals Assurance Process (the “RMAP”) results through March 29, 2019. Facilities which are reported to be conformant to the RMAP or equivalent program are reasonably assumed to be “DRC Conflict-Free”. “DRC Conflict-Free” does not include facilities designated by the RMI as “Active” or any other status. In 2018, four of the smelters and refiners reported by suppliers were designated as “Non Conformant” by the RMI for failing to undergo routine or follow-up audits within the required time-frame. Based on available evidence, none of the four source raw materials from the covered countries and could reasonably be assumed to be “DRC Conflict-Free”, however, lacking conclusive information such as RMAP audit completion they have been labeled as “Unknown” in this report.

Countries of Origin of Conflict Minerals
By conducting a Reasonable Country of Origin Inquiry as described in Form SD, BlackBerry established a list of countries, provided in Table 3, from which the facilities listed in Table 2 may be sourcing Conflict Minerals. BlackBerry has no specific knowledge linking the Conflict Minerals originating in any specific country to the metals present in any of its Transportation and Asset Tracking hardware products. To protect the confidentiality of minerals sourcing by smelters and refiners, the Responsible Minerals Initiative (RMI) and London Bullion Market Association (LBMA) in almost all respects have aggregated country of origin data. Being the primary source of the information in this table, the provision of data in this manner by the RMI and LBMA results in considerable uncertainty when correlating specific countries to specific smelters and refiners, and subsequently BlackBerry products.

Table 3: Countries of Origin
Country	Gold	Tantalum	Tin	Tungsten
Argentina	X
Armenia	X
Australia	X	X	X	X
Austria		X
Azerbaijan	X
Benin	X
Bolivia (Plurinational State of)	X	X	X	X
Botswana	X
Brazil	X	X	X	X
Burkina Faso	X
Burundi***		X	X	X
Canada	X
Chile	X
China	X	X	X	X
Colombia	X	X	X	X
Côte D'Ivoire	X
Cyprus	X
Dominican Republic	X

Ecuador	X
Egypt	X
Eritrea	X
Ethiopia	X	X
Finland	X
Georgia	X
Ghana	X
Guatemala	X
Guinea	X	X	X	X
Guyana	X
Honduras	X
India		X
Indonesia	X		X	X
Iran	X
Kazakhstan	X
Kenya	X
Kyrgyzstan	X
Laos	X		X	X
Lebanon	X
Madagascar		X
Malaysia	X	X	X	X
Mali	X
Mauritania	X
Mauritius	X
Mexico	X
Mongolia	X		X	X
Morocco	X
Mozambique		X

Myanmar			X	X
Namibia	X
Nicaragua	X
Niger	X
Nigeria		X	X	X
Papua New Guinea	X
Peru	X		X	X
Philippines	X
Portugal			X
Russia	X	X	X	X
Rwanda***		X	X	X
Saudi Arabia	X
Senegal	X
Sierra Leone		X
Slovakia	X
Solomon Islands	X
South Africa	X
Spain	X
Suriname	X
Swaziland	X
Sweden	X
Taiwan			X	X
Tanzania***	X
Thailand	X	X	X	X
The Democratic Republic of Congo***	X	X	X	X
Togo	X
Turkey	X
Uganda***			X

United Kingdom		X	X
United States of America	X		X
Uruguay	X
Uzbekistan	X
Venezuela		X
Zambia	X
Zimbabwe	X
*** “Covered Countries” which include the Democratic Republic of Congo and its adjoining countries.

Efforts to Determine the Conflict Minerals’ Mine or Location of Origin
BlackBerry’s efforts to determine the conflict minerals’ mine or location of origin included two approaches: (i) use of the CMRT as a method to query and transmit sourcing information along the supply chain; and (ii) reliance on, and support for, the RMAP as an independent third party audit solution through which mineral sources are identified and independently evaluated.
The CMRT helps a company to identify the smelters and refiners within its supply chain and their sources of minerals. The use of the CMRT by industry participants is dependent upon each tier in the supply chain collecting information from its direct suppliers and passing it on to customers. The amount of detail and quality of data being collected by this process is improving; however, considering the number of tiers within BlackBerry’s supply chain, we expect that several reporting cycles will be needed to complete the data collection.
Mineral sources are valuable intellectual property for most smelters, and the OECD Guidance acknowledges that reporting of information may be limited by concerns of business confidentiality. An independent third-party audit solution such as the RMAP can offer an efficient means to address these confidentiality concerns and to help promote the reliability of information collected. BlackBerry has therefore incorporated reliance on the RMAP as an element of its due diligence process. Through the course of the RMAP smelter assessment process, independent auditors review information on the mines of origin for the smelters and refiners. To be conformant with the RMAP, smelters and refiners must have disclosed the identities of their mines or locations of origin to the auditors, and the auditors must have independently validated that sufficient evidence exists to support the sourcing claims and that those sources are DRC conflict-free.
BlackBerry is a member of the RMI and is very active in supporting the implementation and expansion of the RMAP on multiple fronts.

Steps to Improve Due Diligence
BlackBerry is committed to being a socially and environmentally responsible corporation, within our own activities and through those in our supply chain. Despite our scale and position in the supply chain, we expect to continue to engage with relevant manufacturers and the broader industry to improve our due diligence on the source and chain of custody of the Necessary Conflict Minerals.
We intend to continue impressing upon the manufacturers our expectation that they apply the OECD Guidance in good faith. We also expect to continue to focus our efforts working with industry peers through the RMI to improve the systems of transparency and control and leverage those systems within our own supply chain.
Although circumstances may change necessitating an adjustment of plans, specific steps we are contemplating to further improve our reasonable due diligence in 2019 include:

1)	Providing additional guidance for relevant manufacturers on Conflict Mineral reporting and the OECD Guidance;

2)	Further enhancing our messaging regarding the use of RMAP, or equivalent, validated smelters and refiners;

3)	Using the updated CMRT and latest smelter lists for collecting due diligence information from relevant manufacturers;

4)	Continuing our participation in the RMI, including the verification and engagement of smelters and refiners in the RMAP;

5)	Reviewing our Responsible Minerals Policy for opportunities to expand our expectations for responsible minerals sourcing both within and beyond conflict-affected areas and revising as appropriate;

6)	Monitoring for the development of new or changing legislation; and

7)	Encouraging the responsible sourcing of minerals from the Democratic Republic of Congo and adjoining countries.